SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549


                                 FORM 8-K


                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of report (Date of earliest event reported) March 20, 1997

             One Financial Place Limited Partnership
        (Exact Name of Registrant as Specified in Its Charter)

                             Illinois
             (State or Other Jurisdiction of Incorporation)

            0-13441                        04-2807084
   (Commission File Number)         (I.R.S. Employer Identification No.)

    One International Place, Boston, Massachusetts                 02110
      (Address of Principal Executive Offices)                  (Zip Code)

                              (617) 330-8600
           (Registrant's Telephone Number, Including Area Code)

                                    N/A
       (Former Name or Former Address, if Changed Since Last Report)



Item 4.  Changes in Registrant's Certifying Accountant

	Effective March 20, 1997, the Registrant dismissed its prior Independent Auditors, Arthur Andersen LLP ("Arthur Andersen") and retained as its new Independent Auditors, Deloitte & Touche, LLP ("Deloitte"). Arthur Andersen's Independent Auditors' Report on the Registrant's financial statements for calendar year ended December 31, 1995, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change Independent Auditors was approved by the Registrant's managing general partner's directors. During calendar year ended 1995 and 1996 and through March 20, 1997, there were no disagreements between the Registrant and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreements if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

	Effective March 20, 1997, the Registrant engaged Deloitte as its Independent Auditors. The Registrant did not consult
Deloitte regarding any of the matters or events set forth in Item
304(a)(2) of Regulation S-B prior to March 20, 1997.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

    (c)  Exhibits

         16.   Letter dated March 20, 1997 from Arthur Andersen
LLP.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 24th day of March, 1997.

                         ONE FINANCIAL PLACE LIMITED PARTNERSHIP

                         By:  Winthrop Financial Co., Inc.
                              General Partner

                              By: /s/ Michael L. Ashner
                                      Michael L. Ashner
                                      Chief Executive Officer



                         EXHIBIT INDEX



    Exhibit                                                  Page


16.  Letter from Arthur Andersen LLP dated March              5
     24, 1997


                                                   Exhibit 16




[ARTHUR ANDERSON]


March 24, 1997


Securities and Exchange Commission
Washington, DC  20549



Ladies and Gentlemen:

We have read item 4 included in the attached Form 8-K dated March
24, 1997 of One Financial Place Limited Partnership to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


ARTHUR ANDERSEN LLP